Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Broadcom Corporation:

We consent to the use of our reports with respect to the consolidated financial statements, the related consolidated financial statement schedule and the effectiveness of internal control over financial reporting, incorporated by reference herein.

/s/ KPMG LLP

Irvine, California

January 30, 2014